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                                                                    EXHIBIT 21.1

                            PRINCIPAL SUBSIDIARIES OF

                            CROSSROADS SYSTEMS, INC.

           Name                                      Organized Under Laws of:         Ownership
           ----                                      ------------------------         ---------
           Crossroads Systems (Texas), Inc.          Texas                            100%